Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Agreement”) is made and entered into effective as of March [29], 2018 (the “Effective Date”), by and between RMX RESOURCES, LLC, a Texas limited liability company (“RMX”), and ROYALE ENERGY, FUNDS, INC., a California corporation (“Royale”). All capitalized terms used in this Agreement but not defined herein shall have the respective meanings set forth in the Purchase Agreement (as defined below). “Party” means either RMX or Royale, as the case may be, and “Parties” means both of them.
RECITALS
A.          Sunny Frog Oil LLC (“SFO”), as “Seller,” and Royale, as “Buyer,” entered into that certain Purchase and Sale Agreement effective as of November 27, 2017 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”); and
B.          By this Agreement, Royale desires to assign, and RMX desires to assume, all of Royale’s rights, obligations, and liabilities, as Buyer, arising from and under the Purchase Agreement (“Assigned Rights and Obligations”).
NOW, THEREFORE, in consideration of premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and SFO, intending to be legally bound by the terms hereof, agree as follows:
AGREEMENT
Section 1          Assignment and Assumption. Royale hereby ASSIGNS, TRANSFERS, DELIVERS, and SETS OVER to RMX, the Assigned Rights and Obligations, and Royale hereby ASSUMES and ACCEPTS the assignment of the Assigned Rights and Obligations, and, specifically, covenants and agrees to perform and be bound by all the terms, covenants, conditions, and obligations of “Buyer” under the Purchase Agreement from and after the Effective Date.  Contemporaneously with the execution and delivery of this Agreement by the Parties and SFO, all references in the Purchase Agreement to Royale (including Royale as “Buyer”) shall be deemed to mean RMX, and the terms “Party” and/or “Parties” defined therein shall be deemed to include RMX, as applicable under the circumstances.
Section 2          Joint and Several Obligations and Liabilities. Each of the Parties and SFO agrees that, from and after the Effective Date, the obligations of Royale under the Purchase Agreement are the joint and several obligations of RMX and Royale, but shall be primarily performed by RMX with respect to the Assigned Rights and Obligations.  With respect to the period from the Effective Date (as defined in the Purchase Agreement) to the Closing Date (as defined in the Purchase Agreement), Royale shall receive all revenues, profits and income thereunder and shall pay all expenses with respect thereto.

Section 3          Governing Law. This Agreement, the obligations of the Parties under this Agreement, and all other matters arising out of or relating to this Agreement and the transactions it contemplates, will be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of law principles that would cause the laws of another jurisdiction to apply.  Any dispute arising out of or relating to this Agreement which cannot be amicably resolved by the Parties, shall be brought in a federal or state court of competent jurisdiction sitting in Los Angeles County of the State of California and the Parties irrevocably submit to the jurisdiction of any such court solely for the purpose of any such suit, action or proceeding.
Section 4          Successors and Assigns. The provisions and conditions contained in this Agreement shall run with the land and the respective interests of SFO, RMX, and Royale and shall be binding upon and inure to the benefit of SFO, RMX, and Royale and their respective successors and permitted assigns.  This Agreement may not be assigned in whole or in part by either Party without the prior written consent of the non-assigning Party and SFO.
Section 5          Counterpart Execution. This Agreement may be executed in multiple originals all of which shall constitute one and the same agreement.
Section 6          Severability. Except as otherwise expressly stated herein, in the event any provision contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable by a court or regulatory agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this Agreement.
Section 7          SFO’s Joinder. SFO executes and joins in this Agreement solely for the purposes of acknowledging and confirming (i) its understanding of, and its agreement to be bound for all purposes to and by Section 2 of this Agreement, and (ii) its agreement to be bound for all purposes by Sections 4 and 5 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed by the Parties effective as of the Effective Date.
SFO:

SUNNY FROG OIL LLC

By: Sunny Frog Investments LLC, its Manager

By:
Name:
Title:

ROYALE:

ROYALE ENERGY, INC.

By:
Name:
Title:

RMX:

RMX RESOURCES, LLC

By:
Name:
Title:

Signature Page to
Assignment and Assumption Agreement